Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Equity Funds:

Fund Name	Share Class	Cap Level	Expiration Date

BrandywineGLOBAL - Diversified US Large Cap Value Fund[1]	A	1.15	12/31/20
	A2	1.35	12/31/20
	C	1.90	12/31/20
	FI	1.15	12/31/20
	I	0.80	12/31/20
	IS	0.70 Not to exceed I2	12/31/20
	R	1.40	12/31/20

BrandywineGLOBAL - Dynamic US Large Cap Value Fund[1]	A	1.10	12/31/20
	C	1.85	12/31/20
	FI	1.10	12/31/20
	I	0.75	12/31/20
	IS	0.65 Not to exceed I2	12/31/20
	R	1.35	12/31/20

ClearBridge International Growth Fund[1]	A	1.15	12/31/20
	C	1.90	12/31/20

	FI	1.15	12/31/20
	I	0.90	12/31/20
	IS	0.80 Not to exceed I2	12/31/20
	R	1.40	12/31/20

ClearBridge Small Cap Fund[1]	A	None	—
	A2	None	—
	C	None	—
	FI	None	—
	I	None	—
	IS	Not to exceed I2	—
	R	None	—

ClearBridge Value Trust[1]	A	1.15	12/31/20
	C	1.90	12/31/20
	FI	1.15	12/31/20
	I	0.80	12/31/20
	IS	0.70 Not to exceed I2	12/31/20
	R	1.40	12/31/20

QS International Equity Fund[1]	A	1.30	12/31/20
	A2	1.50	12/31/20
	C	2.05	12/31/20
	FI	1.30	12/31/20
	I	0.95	12/31/20
	IS	0.85 Not to exceed I2	12/31/20
	R	1.55	12/31/20

QS Market Neutral Fund[4]	A	1.55	12/31/20
	A2	1.75	12/31/20
	C	2.30	12/31/20
	FI	1.55	12/31/20
	I	1.20	12/31/20
	IS	1.10 Not to exceed I2	12/31/20
	R	1.80	12/31/20

QS U.S. Small Capitalization Equity Fund[1]	A	1.30	12/31/20
	A2	1.50	12/31/20
	C	2.05	12/31/20
	FI	1.30	12/31/20
	I	1.00	12/31/20
	IS	0.75 Not to exceed I2	12/31/20
	R	1.55	12/31/20

Martin Currie Emerging Markets Fund[1]	A	1.30	12/31/20
	A2	1.50	12/31/20

	C	2.05	12/31/20
	FI	1.30	12/31/20
	I	0.95	12/31/20
	IS	0.85 Not to exceed I2	12/31/20
	R	1.55	12/31/20

Martin Currie International Unconstrained Equity Fund[1]	A	1.20	12/31/20
	A2	1.40	12/31/20
	C	1.95	12/31/20
	FI	1.20	12/31/20
	I	0.85	12/31/20
	IS	0.75 Not to exceed I2	12/31/20
	R	1.45	12/31/20

RARE Global Infrastructure Value Fund[1]	A	1.35	12/31/20
	A2	1.55	12/31/20
	C	2.10	12/31/20
	FI	1.35	12/31/20
	I	1.00	12/31/20
	IS	0.90 Not to exceed I2	12/31/20
	R	1.60	12/31/20

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date

BrandywineGLOBAL - Alternative Credit Fund[1]	A	1.65	12/31/20
	C	2.40	12/31/20
	FI	1.65	12/31/20
	R	1.95	12/31/20
	I	1.35	12/31/20
	IS	1.25 Not to exceed I2	12/31/20

BrandywineGLOBAL - Global High Yield Fund[1]	A	1.15	12/31/20
	C	1.90	12/31/20
	FI	1.15	12/31/20
	R	1.40	12/31/20
	I	0.85	12/31/20
	IS	0.75 Not to exceed I2	12/31/20

BrandywineGLOBAL - Global Opportunities Bond Fund[1]	A	1.00	12/31/20
	A2	1.20	12/31/20

Fund Name	Share Class	Cap Level	Expiration Date
	C1	1.45	12/31/20
	C	1.75	12/31/20
	FI	1.00	12/31/20
	I	0.75	12/31/20
	IS	0.65 Not to exceed I2	12/31/20
	R	1.25	12/31/20

BrandywineGLOBAL – Global Unconstrained Bond Fund[1]	A	1.20	12/31/20
	C1	1.70	12/31/20
	C	1.95	12/31/20
	FI	1.20	12/31/20
	I	0.85	12/31/20
	IS	0.75 Not to exceed I2	12/31/20
	R	1.45	12/31/20

BrandywineGLOBAL - International Opportunities Bond Fund	A	1.00	12/31/20
	C1	1.45	12/31/20
	C	1.75	12/31/20
	FI	1.00	12/31/20
	I	0.75	12/31/20
	IS	0.65 Not to exceed I2	12/31/20
	R	1.25	12/31/20

BrandywineGLOBAL - Global Flexible Income Fund[1]	A	1.10	12/31/20
	A2	1.30	12/31/20
	C	1.85	12/31/20
	FI	1.10	12/31/20
	I	0.75	12/31/20
	IS	0.65 Not to exceed I2	12/31/20
	R	1.35	12/31/20

Martin Currie SMASh Series EM Fund	Single	0.00	12/31/20

Mixed Asset Funds:

Fund Name	Share Class	Cap Level	Expiration Date
LM Strategic Real Return Fund[3]	A	1.35	12/31/20
	A2	1.55	12/31/20
	C	2.10	12/31/20
	FI	1.35	12/31/20
	I	1.10	12/31/20
	IS	1.00 Not to exceed I2	12/31/20
	R	1.60	12/31/20

[1].

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses).

[2].	LMPFA has agreed that total annual fund operating expenses for Class IS shares of the fund will not exceed total annual fund operating expenses for Class I shares of the fund, subject to recapture.
3.

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses).

[4].

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses).

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within three fiscal years after the year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expense have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect.

The Martin Currie SMASh Series EM Fund has a fee reimbursement arrangement to which LMPFA agrees to reimburse the fund for 100% of the fund’s operating expenses, other than custody holdings charges, interest, brokerage, taxes, extraordinary expenses and acquired fees and expenses for the period noted.